UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2009

LANE CO. #3, INC.
Exact name of registrant as specified in its charter)

DELAWARE	000-51675	20-3771425
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
(Address of principal executive offices)

(404) 257-9150
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 16, 2009, Lane Co. #3, Inc. (the “Company”) was notified of the resignation of its independent registered public accounting firm, Conner & Associates, PC, effective that date. The Company’s Board of Directors accepted the resignation of Conner & Associates, PC upon receipt of the notification and has commenced a search for a new independent public accounting firm.

Conner & Associates, PC has served as the certifying accountant for the Company’s financial statements for more than the past two fiscal years of the Company. From the date on which Conner & Associates, PC was engaged until the date Conner & Associates, PC resigned, there were no disagreements with Conner & Associates, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Conner & Associates, PC would have caused Conner & Associates, PC to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no "reportable events" of the nature described in Item 304(a)(1)(v), paragraphs (A) through (D), of Regulation S-K.

           As provided in exhibit 99.1, Conner & Associates, PC advised the Company that as a result of several business decisions regarding the direction of the Firm’s SEC audit practice that they could no longer serve as the Company’s independent registered public accounting firm.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number                                           Description

16.1	Letter from Conner & Associates, PC to the SEC dated September 18, 2009
99.1	Auditor Resignation Letter dated September 16, 2009 from Conner & Associates, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANE CO. #3, INC. (Registrant)

Date: September 21, 2009	By:	/s/ David A. Rapaport
David A. Rapaport
Executive Vice President and Secretary